Exhibit 99.1

Eni Sustainable Mobility and PBF Energy Announce Partnership
for St. Bernard Biorefinery in the US

Rome (Italy) - Parsippany, N.J. (US), February 16, 2023 – Eni Sustainable Mobility and PBF Energy Inc. today announced they have entered into definitive agreements to partner in a 50-50 joint venture, St. Bernard Renewables LLC (SBR), which will own the biorefinery currently under construction co-located with PBF’s Chalmette Refinery in Louisiana (US). Upon consummation of the transaction, which is subject to customary closing conditions, including regulatory approvals, Eni Sustainable Mobility will contribute capital totaling $835 million plus up to additional $50 million that is subject to the achievement of eventual project milestones and will provide expertise in biorefining operations, supply and marketing. PBF brings its strong industrial know-how in the United States and, as the contributor of the biorefinery, will continue to manage project execution and serve as the operator once construction is complete. The St. Bernard Renewables biorefinery startup is scheduled in the first half of 2023 and the facility is currently targeted to have processing capacity of about 1.1 million tonnes/year of raw materials, with full pretreatment capabilities. It will produce mainly HVO Diesel (Hydrotreated Vegetable Oil, commonly known as ‘renewable diesel’ in North America), with a production capacity of 306 million gallons per year. The biorefinery will use the Ecofining™ process developed by Eni in cooperation with Honeywell UOP.

This strategic partnership will leverage the experience and expertise of Eni Sustainable Mobility and PBF. Together with Ecofining™ technology, Eni brings its experience in biorefining that lead to the world’s first conversion of a refinery into a biorefinery in Porto Marghera (Venice) in 2014, and to the second converted biorefinery that has been working in Gela (Sicily) since 2019. The company also provides its worldwide knowledge in supplying sustainable feedstock sourcing for HVO, mainly based on oily waste and residues, and raw materials that do not compete with the food chain, coupled with access to international markets beyond PBF’s footprint in the United States. PBF brings experience in large capital project execution and fuels manufacturing as well as access to the California renewables market through its existing logistics assets. The joint venture reflects both partners' commitment to deliver more sustainable transportation fuels using low carbon intensity feedstocks.

“Joining St. Bernard Renewables biorefinery project enables Eni to enter into US biofuels growing market together with a strong partner such as PBF. This is a further step for Eni Sustainable Mobility to expand its biorefining capacity, that today is over 1 million tonnes/year and it is planned to grow in the upcoming years. Following results achieved in Venice and Gela, Eni Sustainable Mobility is a pioneer in the biorefining industry, and it is also studying possible construction of two new biorefineries in Italy and in Malaysia. We do believe the role of HVO will strongly contribute to decarbonization of road transports, including hard to abate heavy duty sector, as it leverages existing infrastructure and can immediately fuel existing vehicle fleets. Biofuels are part of Eni strategy to achieve carbon neutrality by 2050 through the reduction of the emissions generated during the entire products life cycle”, Stefano Ballista, CEO of Eni Sustainable Mobility, said.

"We're excited to enter this strategic partnership with Eni Sustainable Mobility, a global leader in biorefining. The SBR biorefinery will benefit greatly from PBF and Eni’s complementary strengths and expertise. The project will utilize existing processing infrastructure and diverse inbound and outbound logistics and is ideally situated to support growing demand for low-carbon fuels,” said PBF President Matthew Lucey. “Our partnership with Eni signals a major milestone for PBF and demonstrates our commitment to contributing diversified sources of energy to the global mix while lowering the carbon intensity of our operations and the products we manufacture."

SBR will operate as an independent entity with feed procurement and product distribution managed by a dedicated team working on behalf of the St. Bernard Renewables joint venture. While the partnership is set to benefit from its co-location with PBF’s Chalmette refinery through a variety of shared services, the operations and ownership of the Chalmette refinery will not be affected by the formation of the partnership.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the statements regarding the SBR joint venture transaction in whole, part or at all. These forward-looking statements include, without limitation, the company’s expectations with respect to timing of the completion of the proposed transaction; the potential joint venture’s post-transaction plans, objectives, expectations and intentions with respect to future earnings and operations of SBR; and the conditions to the closing of the proposed transaction and the possibility that the proposed transaction will not close. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE: PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

Eni Sustainable Mobility
Eni Sustainable Mobility is the Eni company dedicated to sustainable mobility. The company is vertically integrated along the entire value chain to provide gradually decarbonized services and products that support the energy transition and accelerate the path to net zero emissions throughout their entire life cycle. The company incorporates existing bio-refining and biomethane assets, including the Venice and Gela bio-refineries, and oversees the development of new projects, including the biorefineries in Livorno (Italy), Pengerang (Malaysia) and in Louisiana (US) which are currently under evaluation. Eni Sustainable Mobility also incorporates a network of over 5,000 sales points in Europe to market and distribute a number of energy carriers, among them fuels of organic origin including HVO (Hydrogenated Vegetable Oil) and biomethane, as well as hydrogen and electricity, in addition to other mobility products such as bitumen, lubricants and fuels. Eni station network also support Eni’s other mobility-related services such as the Enjoy car sharing service, food services and stores close to Eni’s retail outlets. Eni Sustainable Mobility is directly controlled by Eni, which holds 100% of its share capital.

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Contacts:
PBF Energy
Colin Murray
ir@pbfenergy.com
Tel: +1 973.455.7578